Exhibit 3.1

STATE OF NEVADA
BARBARA K. CEGAVSKE Secretary of State		Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400
KIMBERLEY PERONDI		North Las Vegas, NV 89030
Deputy Secretary for	OFFICE OF THE	Telephone (702) 486-2880
Commercial Recordings	SECRETARY OF STATE	Fax (702) 486-2888

Business Entity - Filing Acknowledgement

05/26/2020
Work Order Item Number:	W2020052601373-592256
Filing Number:	20200683231
Filing Type:	Articles of Incorporation-For-Profit
Filing Date/Time:	5/26/2020 12:54:00 PM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E6832322020-3	Entity Name: JR RESOURCES CORP.

Entity Status: Active	Expiration Date: None

Commercial Registered Agent

C T CORPORATION SYSTEM

701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

/s/ BARBARA K. CEGAVSKE
BARBARA K. CEGAVSKE
Secretary of State

Commercial Recording Division

202 N. Carson Street

DOMESTIC CORPORATION (78) CHARTER

I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that JR RESOURCES CORP. did, on 05/26/2020, file in this office the original ARTICLES OF INCORPORATION-FOR-PROFIT that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 05/26/2020.
/s/ BARBARA K. CEGAVSKE
Certificate Number: B20200526813269	BARBARA K. CEGAVSKE
You may verify this certificate	Secretary of State
online at http://www.nvsos.gov